                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 3, 1997
                Date of report (Date of earliest event reported)

                                MASCOTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                      1-12068                38-2513957
(State or Other Jurisdiction      (Commission             (IRS Employer
   of Incorporation)              File Number)         Identification No.)


21001 Van Born Road, Taylor, Michigan                              48180
(Address of Principal Executive Offices)                        (Zip Code)

                                 (313) 274-7405
               Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets

         On January 3, 1997, the Registrant completed the sale of its Technical Services Group ("TSG") to MSX International, Inc. (formerly known as ASG Holdings Inc.), a Delaware corporation ("MSXI"), and its consolidated subsidiaries, pursuant to the terms of an Acquisition Agreement between MSXI, the Registrant, and MSX International, Inc., a Michigan corporation and a wholly-owned subsidiary of the Registrant ("International"), dated as of November 12, 1996, and amended January 3, 1997. TSG is engaged in the business of providing certain engineering, design, marketing and training services principally to automobile manufacturers and automotive suppliers, primarily in the United States and Europe. TSG consists of International and MSX International Holdings Limited, a company organized under the laws of England ("Holdings") and a wholly-owned subsidiary of the Registrant, and Holdings' direct and indirect subsidiaries. Also included in TSG is the business and assets of APX International, which International acquired on November 6, 1996. The transaction was effected by the sale by International of its assets and liabilities related to the TSG business, and by the sale by the Registrant of the capital stock of Holdings.

         The aggregate purchase price for TSG was approximately $144.5 million, subject to certain adjustments. In connection with the transaction, the Registrant loaned $30 million to MSXI in exchange for a 12.5% subordinated debenture, and made an investment in MSXI of approximately $20 million in exchange for 12% cumulative preferred stock with an aggregate par value and liquidation value of $18 million and an approximate 45% common equity interest in MSXI. The Registrant and Citicorp Venture Capital, LTD.("CVC"), an investor in MSXI, also entered into a bridge financing agreement with MSXI, which is intended to provide working capital for MSXI on an interim basis. The Registrant and CVC will each provide one-half of any amounts drawn down by MSXI under such financing agreement, with the amount to be provided by each of Registrant and CVC not to exceed $50 million. At the closing of the acquisition, $40 million was drawn down under this facility, $20 million of which was provided by the Registrant.

         In addition to the Registrant and CVC, the investors in MSXI include certain members of MSXI's management, including E.H. Billig, the current Vice Chairman of the Registrant. Mr. Billig is the Chairman and a Director of MSXI. Richard A. Manoogian, the Chairman and Chief Executive Officer of the Registrant, and Lee M. Gardner, the President and Chief Operating Officer of the Registrant, have been designated by the Registrant to be Directors of MSXI.

          The determination of the amount of consideration received by the Registrant from MSXI for TSG and the terms of the transaction resulted from
extensive negotiations between the Registrant and CVC.   Mr. Billig abstained
from voting at the meeting of the Board of Directors of the Registrant at which the transaction was reviewed and approved.

Item 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

    (b) Unaudited Proforma Financial Information. The following unaudited proforma financial information is included herein.

          Introduction

          Unaudited Proforma Condensed Consolidated Statement of Income for the year ended December 31, 1995.

          Unaudited Proforma Condensed Consolidated Statement of Income for the nine months ended September 30, 1996.

          Unaudited Proforma Condensed Consolidated Balance Sheet as of September 30, 1996.

    (c)   Exhibits.  The following exhibits are filed herewith:

          2.a Acquisition Agreement dated as of November 12, 1996 among ASG Holdings Inc., MascoTech, Inc. and MSX International, Inc. (1)

          2.b Amendment No. 1 dated as of January 3, 1997 to Acquisition Agreement dated as of November 12, 1996 among MSX International, Inc. (f/k/a ASG Holdings Inc.), a Delaware Corporation, MascoTech, Inc. and MSX International, Inc., a Michigan corporation(1)





----------------------
   (1) Omitted schedules will be furnished supplementally to the Commission upon request.

                                MascoTech, Inc.

        Unaudited Pro Forma Consolidated Condensed Financial Statements


     The following unaudited pro forma consolidated condensed balance sheet and income statements give effect to the following transactions which have occurred or which are assumed to have occurred:

     - the disposition for cash, except for known non-cash transactions, of the net assets of businesses held for disposition at September 30, 1996, or sold, with the cash proceeds utilized to retire debt.

     - the disposition of MascoTech Stamping Technologies, Inc. for cash, common stock and warrants with the cash proceeds (including cash realized from the subsequent sale of a portion of the common stock) utilized to retire debt.

     - the purchase and retirement of: 17 million shares of Company Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation; and one million shares of Company Common Stock from Richard A. Manoogian, Chairman of the Board of both Masco Corporation and MascoTech, Inc.

     - the sale of MascoTech Technical Services Group (including APX International, acquired by MascoTech November 6, 1996) for cash (net of the purchase of APX International), common and preferred stock of MSX International, Inc., and notes with the net cash proceeds utilized to retire debt.

     The pro forma consolidated condensed financial statements reflect these transactions as if they had been completed with all proceeds (including related tax benefits) received at the beginning of the period presented for the consolidated condensed income statements and as of September 30, 1996 for the consolidated condensed balance sheet.

     The pro forma data does not purport to be indicative of the results which would actually have been reported if the transactions had occurred on such dates or which may be reported in the future. The pro forma data should be read in conjunction with the historical financial statements of the Company and the related notes to such financial statements.

     Primary earnings per common share for the twelve months ended December 31, 1995 is based on 57.1 million weighted average shares of common stock and common stock equivalents outstanding. The Company's Dividend Enhanced Convertible Stock (DECS) was not included as such inclusion would be anti-dilutive. Convertible debt securities did not have a dilutive effect on earnings per common share in 1995.

     Pro forma primary earnings per common share for the twelve months ended December 31, 1995 is based on 49.9 million shares outstanding including approximately .9 million of common stock equivalents and 10.8 million common shares from the assumed conversion of the DECS. Fully diluted earnings per common share after adjustments is based on 59.9 million shares outstanding including the assumed conversion of convertible debt securities into 10.0 million common shares.

     Primary earnings per common share for the nine months ended September 30, 1996 is calculated based on 56.7 million weighted average common and common equivalent shares outstanding. The DECS were not included as they would be anti-dilutive. Convertible debt securities did not have a dilutive effect on earnings per common share for the nine months ended September 30, 1996.

     Pro forma primary earnings per common share for the nine months ended September 30, 1996 is based on 49.0 million shares outstanding including approximately .8 million of common stock equivalents and 10.8 million common shares from the assumed conversion of the DECS. Fully diluted earnings per common share after adjustments is based on 59.1 million shares outstanding including the assumed conversion of convertible debt securities into 10.0 million common shares.

                                MascoTech, Inc.
                Proforma Consolidated Condensed Income Statement
                      for the year ended December 31, 1995
                                  (unaudited)
              (amounts are in thousands except per share amounts)



                                                                                                   Sale of
                                    Company                     Disposition of                    Technical
                                   Historical   Disposition   MascoTech Stamping  Stock/Warrant    Services    Pro Forma   Pro Forma
                                    12/31/95   of Operations  Technologies, Inc.    Purchase        Group     Adjustments  Adjusted
                                  -----------  -------------  ------------------  ------------   -----------  ----------- ----------
                                                    (A)               (B)            (C)             (D)         (E)
Net sales                         $ 1,678,210      $ 468,280      $ 193,790                       $ 217,090               $ 799,050
Cost of sales                      (1,397,880)      (422,690)      (175,070)                       (177,780)               (622,340)
Selling, general and
  administrative expenses            (176,810)       (57,020)       (11,650)                        (29,170)                (78,970)
Gains on disposition of
  businesses, net                       5,290          5,290                                                                    --
                                  -----------      ---------      ---------        ---------      ---------    ---------   --------
 Operating profit (loss)              108,810         (6,140)         7,070                          10,140                  97,740

Other income (expense), net:
 Interest expense                     (49,900)           (10)           ---        $ (19,010)          (220)     $ 29,920   (38,760)
 Equity and interest income from
   affiliates                          31,420           (280)           ---                                         5,250    36,950
 Gain from change in investment
   of an equity affiliate               5,100            ---            ---                                                   5,100
 Other, net                             4,850           (880)          (280)                            550           350     5,810
                                  -----------      ---------      ---------        ---------      ---------     ---------  --------

Other income (expense), net            (8,530)        (1,170)          (280)         (19,010)           330        35,520     9,100
                                  -----------      ---------      ---------        ---------      ---------  ------------  --------

Income (loss) before income
  taxes (credit)                      100,280         (7,310)         6,790          (19,010)        10,470        35,520   106,840
Income taxes (credit)                  41,090         (2,190)         2,640           (7,600)         4,510        14,210    42,740
                                  -----------      ---------      ---------        ---------      ---------  ------------  --------

Net income (loss)                 $    59,190      $  (5,120)     $   4,150        $ (11,410)     $   5,960  $     21,310  $ 64,100
                                  ===========      =========      =========        =========      =========  ============  ========

Preferred stock dividends         $    12,960                                                                              $ 12,960
                                  ===========                                                                              ========

Earnings attributable to
  common stock                    $    46,230                                                                              $ 51,140
                                  ===========                                                                              ========

Per common share data:
 Primary                               $  .81                                                                                $ 1.29
                                       ======                                                                                ======

 Fully diluted                         $  .81                                                                                $ 1.23
                                       ======                                                                                ======

Primary shares outstanding             57,050                                                                                49,850
                                       ======                                                                                ======

Fully diluted shares outstanding       57,070                                                                                59,870
                                       ======                                                                                ======

                                MascoTech, Inc.
         Footnotes to Pro Forma Consolidated Condensed Income Statement
                      for the year ended December 31, 1995


(A)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to the Company's businesses held for disposition;

      - the related tax credit at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(B)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to MascoTech Stamping Technologies, Inc.;

      - the related tax provision at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(C)   To reflect the following:

      - interest expense from the notes due Masco Corporation - $151.4 million and Mr. Manoogian - $7.6 million; and borrowings under the Company's Revolving Credit Agreement - $121.0 million; to purchase 17 million shares of Company Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation and one million shares of Company Common Stock from Mr. Manoogian, all of which were retired;

      - the related tax credit at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(D)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to MascoTech's Technical Services Group due to its sale;

      - the related tax provision at the appropriate U.S. and foreign statutory tax rate including state tax provision, net of federal tax benefit.

(E)   To reflect the following:

      - interest savings from the use of assumed proceeds, excluding common equity and notes received, of $480 million from the sale of the businesses described in (A), (B) (including related cash tax benefits of $80 million on the loss) and (D) above to retire outstanding bank debt;

      - dividend income from the $18 million of 12% preferred stock and interest income from the $30 million of 12 1/2% subordinated debentures received as part of the sale of MascoTech's Technical Services Group and estimated pro forma equity earnings related to the common equity interest in MSX International, Inc.;

      - the related net tax provision of the pro forma adjustments at the appropriate U.S. statutory rates including state tax provision, net of federal tax benefit.

                                MascoTech, Inc.
                Proforma Consolidated Condensed Income Statement
                  for the nine months ended September 30, 1996
                                  (unaudited)
              (amounts are in thousands except per share amounts)


                                                                                                 Sale of
                                   Company                     Disposition of                   Technical
                                  Historical   Disposition   MascoTech Stamping  Stock/Warrant   Services    Pro Forma     Pro Forma
                                   09/30/96   of Operations  Technologies, Inc.    Purchase       Group     Adjustments    Adjusted
                                 -----------  -------------  ------------------  ------------   ---------   -----------    ---------
                                                  (A)              (B)              (C)          (D)          (E)
Net sales                       $ 1,009,770      $  86,650      $  96,350                      $ 168,840                  $ 657,930
Cost of sales                      (834,820)       (85,050)       (93,530)                      (141,240)                  (515,000)
Selling, general and
  administrative expenses          (100,460)       (14,910)        (4,450)                       (18,880)                   (62,220)
Charge on disposition of
  businesses, net                   (31,520)        (1,550)       (29,970)                                                      --
                                -----------      ---------      ---------         ---------    ---------      ---------   ---------
 Operating profit (loss)             42,970        (14,860)       (31,600)                         8,720                     80,710

Other income (expense), net:
 Interest expense               $   (20,640)                                      $ (13,120)   $    (150)     $   9,130   $ (24,480)
 Equity and interest income
  from affiliates                    29,930                                                                       4,850      34,780
 Other, net                          (2,320)           770            (90)                          (100)           260      (2,640)
                                -----------      ---------      ---------         ---------    ---------      ---------   ---------

Other income (expense), net           6,970            770            (90)          (13,120)        (250)        14,240       7,660
                                -----------      ---------      ---------         ---------    ---------      ---------   ---------

Income (loss) before income
  taxes (credit)                     49,940        (14,090)       (31,690)          (13,120)       8,470         14,240      88,370
Income taxes (credit)                26,470         (4,920)        (6,160)           (5,250)       2,470          5,700      35,530
                                -----------      ---------      ---------         ---------    ---------      ---------   ---------

Income (loss)                   $    23,470      $  (9,170)     $ (25,530)        $  (7,870)   $   6,000      $   8,540   $  52,840
                                ===========      =========      =========         =========    =========      =========   =========

Preferred stock dividends       $     9,720                                                                               $   9,720
                                ===========                                                                               =========

Income (loss) attributable to
  common stock                  $    13,750                                                                               $  43,120
                                ===========                                                                               =========

Per common share data:
 Primary                             $  .24                                                                                 $  1.08
                                     ======                                                                                 =======

 Fully diluted                       $  .24                                                                                 $  1.01
                                     ======                                                                                 =======

Primary shares outstanding           56,690                                                                                  48,960
                                     ======                                                                                 =======

Fully diluted shares outstanding     57,090                                                                                  59,110
                                     ======                                                                                 =======

                                MascoTech, Inc.
         Footnotes to Pro Forma Consolidated Condensed Income Statement
                  for the nine months ended September 30, 1996


(A)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to the Company's businesses held for disposition;

      - the related tax credit at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(B)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to MascoTech Stamping Technologies, Inc.;

      - the related tax provision at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.

(C)   To reflect the following:

      - interest expense from the notes due Masco Corporation - $151.4 million and Mr. Manoogian - $7.6 million; and borrowings under the Company's Revolving Credit Agreement - $121.0 million; to purchase 17 million shares of Company Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation and one million shares of Company Common Stock from Mr. Manoogian, all of which were retired;

      - the related tax credit at the appropriate U.S. statutory tax rate including state tax provision, net of federal tax benefit.


(D)   To reflect the following:

      - elimination of the sales and directly allocable expenses related to MascoTech's Technical Services Group due to its sale;

      - the related tax provision at the appropriate U.S. and foreign statutory tax rate including state tax provision, net of federal tax benefit.

(E)   To reflect the following:

      - interest savings from the use of assumed proceeds, excluding common equity and notes received, of $130 million from the sale of the businesses described in (A), (B) (including related cash tax benefits of $53 million on the loss) and (D) above to retire outstanding bank debt;

      - dividend income from the $18 million of 12% preferred stock and interest income from the $30 million of 12 1/2% subordinated debentures received as part of the sale of MascoTech's Technical Services Group and estimated pro forma equity earnings related to the common equity interest in MSX International, Inc.;

      - the related net tax provision of the pro forma adjustments at the appropriate U.S. statutory rates including state tax provision, net of federal tax benefit.

                                MascoTech, Inc.
                 Pro Forma Consolidated Condensed Balance Sheet
                            as of September 30, 1996
                                  (unaudited)
                           (amounts are in thousands)

                                                                                   Sale of
                                        Company                                   Technical
                                       Historical   Disposition    Stock/Warrant   Services     Pro Forma     Pro Forma
                                        09/30/96   of Operations     Purchase       Group      Adjustments    Adjusted
                                      -----------  -------------   ------------   ---------    -----------   ----------
                                                         (A)              (B)        (C)          (D)
ASSETS
Current Assets:
  Cash and cash investments           $   48,500     $      (660)                 $  (6,000)                $   41,840
  Receivables                            192,380          (8,980)                   (54,420)                   128,980
  Inventories                             79,240            (680)                   (11,100)                    67,460
  Deferred and refundable
   income taxes                           46,510         (35,700)                                               10,810
  Prepaid expenses and other assets       45,670         (10,060)                    (2,130)                    33,480
                                      ----------     -----------    ----------    ---------     ---------   ----------
    Total current assets                 412,300         (56,080)                   (73,650)                   282,570

Equity and other investments in
 affiliates                              266,050          (5,700)                               $  32,010      292,360
Property and equipment, net              405,640          (2,000)                   (20,420)                   383,220
Goodwill                                  69,430                                                                69,430
Notes receivable and other assets         85,750         (34,290)                     2,980                     54,440
                                      ----------     -----------    ----------    ---------     ---------   ----------
    Total assets                      $1,239,170     $   (98,070)   $     0       $ (91,090)    $  32,010   $1,082,020
                                      ==========     ===========    ==========    =========     =========   ==========

LIABILITIES and SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                    $   66,320     $      (570)                 $  (5,410)                $   60,340
  Accrued liabilities                    123,020          13,670                    (13,690)    $  16,000      139,000
  Current portion of long-term debt        2,310                                         20                      2,330
                                      ----------     -----------    ----------    ---------     ---------   ----------
    Total current liabilities            191,650          13,100                    (19,080)       16,000      201,670

Long-term debt                           456,160         (95,640)   $  280,000          (80)      (40,000)     600,440
Deferred income taxes and other
 long-term liabilities                   164,350         (15,530)                        80       (16,000)     132,900
                                      ----------     -----------    ----------    ---------     ---------   ----------
    Total liabilities                    812,160         (98,070)      280,000      (19,080)      (40,000)     935,010

Shareholders' Equity
Preferred Stock                           10,800                                                                10,800
Common Stock                              55,250                       (18,000)                                 37,250
Paid-In Capital                          303,090                      (262,000)                                 41,090
Retained Earnings                         50,290                                                                50,290
Cumulative Translation Adjustments         7,580                                                                 7,580
                                      ----------    ------------    ----------    ---------     ---------   ----------
    Total shareholders' equity           427,010                      (280,000)                                147,010
                                      ----------    ------------    ----------    ---------     ---------   ----------

    Total liabilities and
     shareholders' equity             $1,239,170     $   (98,070)   $        0    $ (19,080)    $ (40,000)  $1,082,020
                                      ==========     ===========    ==========    =========     =========   ==========

                                MascoTech, Inc.
         Footnotes to Pro Forma Consolidated Condensed Balance Sheet
                            as of September 30, 1996


(A)    To reflect the following:

       -  the disposition of assets and liabilities held for disposition;

       - the reduction of debt with the estimated cash proceeds (including related tax benefits) from the disposition of businesses.

(B)    To reflect the following:

       - notes due Masco Corporation - $151.4 million and Mr. Manoogian - $7.6 million; and borrowings under the Company's Revolving Credit Agreement - $121.0 million; to purchase 17 million shares of Company Common Stock and the warrant to purchase 10 million shares of Company Common Stock from Masco Corporation and one million shares of Company Common Stock from Mr. Manoogian, all of which were retired.

(C)    To reflect the following:

       -  the disposition of MascoTech's Technical Services Group.

(D)    To reflect the following:

       - the reduction of debt from the estimated proceeds from the sale of MascoTech's Technical Services Group (net of the cost to acquire APX International, acquired by MascoTech November 6, 1996) and the income tax payable on the transaction from the sale of Technical Services Group;

       - the net equity investment and advances in MSX International, Inc. Because MSX International, Inc. retains the carryover basis of accounting for the assets and liabilities of MascoTech's Technical Services Group, the excess of the consideration received by MascoTech over the book value of the related net assets has been accounted for as a reduction in the carrying value of the Company's investment in MSX International, Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                MASCOTECH, INC.


                                                By Timothy Wadhams
                                                  -----------------------------
                                                  Timothy Wadhams
                                                  Vice President and Controller


Date: January 20, 1997

                                 EXHIBIT INDEX


          2.a Acquisition Agreement dated as of November 12, 1996 among ASG Holdings Inc., MascoTech, Inc. and MSX International, Inc.

          2.b Amendment No. 1 dated as of January 3, 1997 to Acquisition Agreement dated as of November 12, 1996 among MSX International, Inc. (f/k/a ASG Holdings Inc.), a Delaware Corporation, MascoTech, Inc. and MSX International, Inc., a Michigan corporation